Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the heading “Independent Registered Public Accounting Firm” in this Post-Effective Amendment No. 104 to the registration statement on Form N-1A (File No. 333-515) for the Putnam Global Sector Fund, a series of the Putnam Funds Trust.

PricewaterhouseCoopers

Boston, Massachusetts
March 30, 2010